UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 22, 2022

Date of Report (Date of earliest event reported)

OmniLit Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41034	87-0816957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Lincoln Road, Suite 500 Miami Beach FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 750-2820

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001par value, and one-half of a redeemable warrant	OLITU	The Nasdaq Stock Market LLC
Class A common stock, included as part of the units	OLIT	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	OLITW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective July 22, 2022, the Board of Directors (the “Board”) of OmniLit Acquisition Corp. (the “Company”) accepted the resignation of Brian F. Hughes and appointed Mark D. Norman to the audit committee as the chair. Mark Norman has been an independent director of the Company since November 2021. Mr. Hughes’s resignation was for personal reasons and not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Hughes appreciated the opportunity to serve on the board of the Company. A copy of Mr. Hughes’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company Board is committed to strong governance practices. Prior to Mr. Hughes resignation, the Board had four independent directors in total, three of the four independent directors were assigned to the audit committee. With Mr. Hughes’s departure and Mr. Norman’s appointment, the board will continue to maintain three independent directors on the audit committee.

Prior to joining the Board of Directors of the Company, Mark Norman was CEO of Chrysler Canada (NYSE: STLA (merged with Stellantis)) where he started out his career washing cars at a local dealership. From there, he was recruited to become CEO of Flexcar, a nascent car-sharing company. He successfully negotiated the sale of Flexcar to rival Zipcar (NASDAQ: ZIP), where as president, he led the company’s expansion into over 25 major cities and more than 300 college campuses, creating the world’s largest car-sharing network. Mark and the team managed the company’s IPO on the NASDAQ and subsequent sale to Avis Budget Group (NASDAQ: CAR). He is currently Managing Partner at FM Capital.

Mark Norman has an MBA from Harvard Business School and a BA in Economics from Rice University.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Brian F. Hughes’ resignation letter dated July 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2022

OmniLit Acquisition Corp.

By:	/s/ Al Kapoor
Name:	Al Kapoor
Title:	Chairman and Chief Executive Officer

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